EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Treaty Energy Corporation, a Nevada corporation (the "Company"), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the periods ending December 31, 2008 and 2007 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RONDA HYATT	/s/ GARY DUNHAM
By Ronda Hyatt	By Gary Dunham
President, Chief Executive Officer and Director	Treasurer, Principal Accounting Officer and Director
March 31, 2009	March 31, 2009